Callaway Golf Company Announces Record Net Sales And Strong Earnings Growth For The Third Quarter Of 2019; Increases Non-GAAP Earnings Per Share Guidance

- Third quarter 2019 net sales of $426 million, a 62% increase compared to $263 million in the third quarter of 2018.

- Third quarter 2019 diluted earnings per share of $0.32, a 220% increase compared to $0.10 in the third quarter of 2018. On a non-GAAP basis, third quarter 2019 earnings per share increased to $0.36, a 227% increase compared to $0.11 in the third quarter of 2018.

- Third quarter 2019 Net Income of $31 million, a 226% increase compared to $10 million in the third quarter of 2018.

- Third quarter 2019 Adjusted EBITDA of $57 million, a 159% increase compared to $22 million in the third quarter of 2018.

- Full year 2019 non-GAAP earnings per share guidance increased to $1.06 - $1.12, compared to prior guidance of $1.03 - $1.09.

CARLSBAD, Calif., Oct. 30, 2019 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) announced today record third quarter 2019 net sales and strong earnings growth while also reiterating full year net sales and Adjusted EBITDA guidance and increasing full year 2019 earnings per share guidance.

"I am very pleased to announce yet another record quarter in revenue and strong earnings growth for our Company," commented Chip Brewer, President and Chief Executive Officer of Callaway Golf Company (the "Company"). "Our portfolio of brands continues to deliver strong financial results while positioning us for attractive long-term prospects."

Mr. Brewer continued, "Our golf equipment business continues to deliver attractive revenue growth, now up 5% year to date on a constant currency basis, as a result of a strong 2019 product lineup and the recently launched Epic Forged irons and MD5 Jaws wedges, which have been received well by the market. Our soft goods portfolio continues to experience even stronger growth rates. These increases were led by robust growth in our direct-to-consumer channel, including Jack Wolfskin and TravisMathew. The direct-to-consumer channel continues to be an area of focus and investment."

GAAP and Non-GAAP Results

In addition to the Company's results prepared in accordance with GAAP, the Company provided information on a non-GAAP basis. The purpose of this non-GAAP presentation is to provide additional information to investors regarding the underlying performance of the Company's business without certain non-recurring items and non-cash purchase accounting adjustments related to our acquisitions.

The Company also provided sales information on a constant currency basis and information regarding its earnings before interest, taxes, depreciation and amortization expense, non-cash stock compensation expenses, non-recurring OGIO, TravisMathew and Jack Wolfskin transaction and transition-related expenses, and non-recurring advisory fees ("Adjusted EBITDA").

The manner in which this non-GAAP information is derived is discussed further toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

Summary of Third Quarter 2019 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the third quarter of 2019 (in millions, except EPS):

GAAP RESULTS:				NON-GAAP PRESENTATION:
	Q3 2019	Q3 2018	Change	Q3 2019	Q3 2018	Change
Net Sales	$426.2	$262.7	$163.5	$426.2	$262.7	$163.5
Gross Profit % of Sales	191.4 44.9%	115.2 43.9%	76.2 100 bps	191.4 44.9%	115.2 43.9%	76.2 100 bps
Operating Expenses	150.9	104.5	46.4	146.7	102.8	43.9
Pre-Tax Income	33.2	11.1	22.1	37.4	12.9	24.5
Net Income	31.0	9.5	21.5	34.3	10.9	23.4
EPS	$0.32	$0.10	$0.22	$0.36	$0.11	$0.25

	Q3 2019	Q3 2018	Change
Adjusted EBITDA	$56.7	$21.9	$34.8

Net sales increased 62% to $426 million, a new record for the Company, and on a constant currency basis, net sales would have increased by 65%. The increase reflects the acquisition of Jack Wolfskin in January 2019, which contributed $134 million in net sales in the third quarter of 2019. Excluding the Jack Wolfskin acquisition, net sales increased 11% in the third quarter of 2019 driven by product launch timing in the golf clubs segment (up 18% on a constant currency basis) related to the third quarter launches of Epic Forged irons, Epic Forged Star irons, and MD5 Jaw wedges, as well as continued brand momentum in the TravisMathew business.

Gross margin increased 100 basis points to 44.9%, driven by favorable mix impact of the Jack Wolfskin and TravisMathew businesses, which were both accretive to gross margin in the third quarter, as well as favorable golf club launch timing, all offset slightly by the negative impact of foreign currency exchange rates.

Operating expenses increased 44% to $151 million in the third quarter of 2019 compared to $105 million for the same period in 2018. Excluding non-recurring and acquisition-related expenses, operating expenses increased $44 million, or 43%, to $147 million when compared to $103 million in the third quarter of 2018. This increase is primarily due to the addition in 2019 of operating expenses from the Jack Wolfskin business, which added an incremental $37 million excluding the acquisition-related expenses. The remainder of the increase was related to investments in the TravisMathew and golf equipment businesses to support the sales growth.

Earnings per share increased 220% to $0.32, compared to $0.10 for the third quarter of 2018. On a non-GAAP basis, 2019 third quarter earnings per share was $0.36, which excludes $0.04 per share related to the non-cash purchase accounting adjustments and the non-recurring transition expenses related to the Jack Wolfskin, TravisMathew and OGIO acquisitions. The non-GAAP earnings per share in 2019 includes a $8 million ($0.07 per share) increase in other expense primarily related to interest expense on the new term loan entered into in January 2019 to fund the purchase of Jack Wolfskin. This increase in other expense was slightly offset by a lower tax rate.

Summary of First Nine Months 2019 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the first nine months of 2019 (in millions, except EPS):

GAAP RESULTS:				NON-GAAP PRESENTATION:
	Q3 YTD 2019	Q3 YTD 2018	Change	Q3 YTD 2019	Q3 YTD 2018	Change
Net Sales	$1,389.1	$1,062.2	$326.9	$1,389.1	$1,062.2	$326.9
Gross Profit % of Sales	636.6 45.8%	508.4 47.9%	128.2 (210) bps	647.3 46.6%	508.4 47.9%	138.9 (130) bps
Operating Expenses	481.3	337.4	143.9	468.4	335.1	133.3
Pre-Tax Income	127.3	169.2	(41.9)	154.9	171.5	(16.6)
Net Income	108.6	133.2	(24.6)	129.8	135.0	(5.2)
EPS	$1.13	$1.37	($0.24)	$1.35	$1.39	($0.04)

	Q3 YTD 2019	Q3 YTD 2018	Change
Adjusted EBITDA	$215.8	$199.5	$16.3

Net sales increased 31% to $1,389 million, a new record for the Company. On a constant currency basis, net sales would have increased by 34%. The increase reflects the acquisition of Jack Wolfskin completed in January 2019, which contributed $275 million in net sales in the first nine months of 2019. Excluding the Jack Wolfskin acquisition, net sales increased 6% in the first nine months of 2019 driven by increases in all operating segments and all major product categories. This increase is attributable to the continued strength of the Company's 2019 golf product line and continued brand momentum of the TravisMathew business.

Gross margin decreased 210 basis points to 45.8% for the first nine months of 2019 compared to 47.9% for the first nine months of 2018. Excluding a non-cash purchase accounting adjustment related to the Jack Wolfskin acquisition, gross margins were 46.6%, a decrease of 130 basis points. The decrease is primarily attributable to foreign currency headwinds and the current year golf equipment product mix of premium products, which typically have higher product costs due to more advanced technology resulting in lower gross margins. The decrease is partially offset by the TravisMathew business, which is accretive on a gross margin basis through the first nine months of the year.

Operating expenses increased 43% to $481 million in the first nine months of 2019 compared to $337 million for the same period in 2018. Excluding non-recurring and acquisition-related expenses, operating expenses increased $133 million, or 40%, to $468 million when compared to $335 million in the first nine months of 2018. This increase is primarily due to the addition in 2019 of operating expenses from the Jack Wolfskin business, which added an incremental $113 million excluding the acquisition-related expenses. The remainder of the increase was related to investments in the TravisMathew and golf equipment businesses to support the sales growth.

Earnings per share decreased 18% to $1.13, compared to $1.37 for the first nine months of 2018. On a non-GAAP basis, the first nine months of 2019 earnings per share was $1.35, which excludes $0.22 per share related to the non-cash purchase accounting adjustments and the non-recurring transaction and transition expenses related to the Jack Wolfskin, TravisMathew and OGIO acquisitions. The non-GAAP earnings per share in 2019 includes a $26 million ($0.23 per share) increase in other expense primarily related to the new term loan entered into in January 2019 to fund the purchase of Jack Wolfskin. This increase in other expense was slightly offset by a lower tax rate.

Business Outlook for 2019

Basis for Full Year 2019 Non-GAAP Estimates. The Company currently estimates that non-cash purchase accounting adjustments related to Jack Wolfskin will have a negative impact on 2019 earnings per share in the amount of approximately $0.12. The non-cash purchase accounting adjustments for the OGIO and TravisMathew acquisitions will have a $0.01 negative impact on earnings per share in 2019, consistent with 2018. Both of these estimates are unchanged from the Company's prior estimates.

In addition to these purchase accounting adjustments, the Company's non-GAAP guidance for 2019 excludes $0.13 per share of non-recurring transaction and transition expenses related to the Jack Wolfskin transaction, and non-recurring advisory fees. The 2018 non-GAAP adjusted results presented below exclude the $0.01 per share of non-recurring transaction income related to the Jack Wolfskin acquisition. Reconciliation is provided in the attached schedules.

Full Year 2019 Guidance

The purpose of the non-GAAP presentation is to provide additional information to investors regarding the underlying performance of the Company's business without certain non-recurring items and non-cash purchase accounting adjustments related to our acquisitions. The manner in which this non-GAAP information is derived is discussed further toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

($ in millions, except EPS):

	Revised 2019 Non-GAAP Estimate	Previous 2019 Non-GAAP Estimate	2018* Non-GAAP Adjusted Results
Net Sales	$1,685 - $1,700 million	$1,685 - $1,700 million	$1,243 million
Gross Margins	46.7%	46.7%	46.5%
Operating Expenses	$628 million	$628 million	$445 million
Earnings Per Share	$1.06 - $1.12	$1.03 - $1.09	$1.08

* For purposes of this presentation, the 2018 Non-GAAP Adjusted Results exclude approximately $1 million ($0.01 per share) of non-cash purchase accounting amortization for the OGIO and TravisMathew acquisitions and $0.01 per share of non-recurring transaction income related to the Jack Wolfskin acquisition.

	Revised 2019	Previous 2018	Change
Adjusted EBITDA	$208 - $215	$208 - $215	$0
*This presentation of Adjusted EBITDA also excludes non-cash stock compensation expense.

The Company reiterates the previous 2019 net sales estimate of $1,685 million - $1,700 million representing net sales growth of approximately 35% - 37% in 2019 compared to 2018. The Company currently estimates that changes in foreign currency rates will have a negative impact of $33 million on 2019 full year net sales when compared to 2018.

The Company reiterates the previous 2019 gross margin estimate of approximately 46.7%.

The Company reiterates the previous 2019 operating expense estimate of approximately $628 million.

The Company increased its non-GAAP earnings per share guidance to $1.06 - $1.12 primarily driven by a revised estimated tax rate of approximately 19.0% when compared to a prior estimated tax rate of 20.5% on a base of 96.5 million fully diluted shares.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. Pacific time today to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. To listen to the call, and to access the Company's presentation materials, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. Pacific time on November 6, 2019. The replay may be accessed through the Internet at http://ir.callawaygolf.com/.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's financial results or projected financial results on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, non-recurring OGIO, TravisMathew and Jack Wolfskin transaction and transition-related expenses, as well as non-recurring advisory fees.

Other Adjustments. The Company presents certain of its financial results excluding the non-recurring OGIO, TravisMathew and Jack Wolfskin transaction and transition expenses.

In addition, the Company has included in the schedules to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects or growth and scale opportunities, including statements relating to the Company's estimated 2019 sales, gross margins, operating expenses, and earnings per share (or related tax rate and share count), future industry, market conditions, brand momentum, and the assumed benefits to be derived from investments in the Company's core business or the OGIO, TravisMathew and Jack Wolfskin acquisitions, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including unanticipated delays, difficulties or increased costs in integrating the acquired OGIO, TravisMathew and Jack Wolfskin businesses or implementing the Company's growth strategy generally; the Company's ability to successfully integrate, operate and expand the retail stores of the acquired TravisMathew and Jack Wolfskin businesses; softening market conditions in various parts of the world; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; costs and disruption associated with activist investors; consumer acceptance of and demand for the Company's and its subsidiaries' products; competitive pressures; the level of promotional activity in the marketplace; unfavorable weather conditions; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facilities; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; the ability to secure professional tour player endorsements at reasonable costs; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's and its subsidiaries' products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Contacts:	Brian Lynch
Patrick Burke
(760) 931-1771

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$88,216	$63,981
Accounts receivable, net	223,385	71,374
Inventories	340,314	338,057
Other current assets	79,930	51,494
Total current assets	731,845	524,906

Property, plant and equipment, net	127,077	88,472
Operating lease right-of-use assets, net	154,351	—
Intangible assets, net	688,093	280,508
Deferred taxes, net	69,597	75,079
Investment in golf-related ventures	72,238	72,238
Other assets	16,447	11,741
Total assets	$1,859,648	$1,052,944

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$200,352	$208,653
Accrued employee compensation and benefits	43,210	43,172
Asset-based credit facilities	110,711	40,300
Accrued warranty expense	10,121	7,610
Current operating lease liabilities	25,112	—
Long-term debt, current portion	7,296	2,411
Other current liabilities	11,103	1,091
Total current liabilities	407,905	303,237

Long-term debt	445,019	7,218
Long-term operating lease liabilities	133,189	—
Long-term liabilities	96,179	8,181
Total Callaway Golf Company shareholders' equity	777,356	724,574
Non-controlling interest in consolidated entity	—	9,734
Total liabilities and shareholders' equity	$1,859,648	$1,052,944

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,
	2019	2018
Net sales	$426,217	$262,654
Cost of sales	234,828	147,415
Gross profit	191,389	115,239
Operating expenses:
Selling	101,984	68,605
General and administrative	36,378	26,706
Research and development	12,538	9,229
Total operating expenses	150,900	104,540
Income from operations	40,489	10,699
Other (expense) income, net	(7,313)	376
Income before income taxes	33,176	11,075
Income tax provision	2,128	1,335
Net income	31,048	9,740
Less: Net income attributable to non-controlling interest	—	223
Net income attributable to Callaway Golf Company	$31,048	$9,517

Earnings per common share:
Basic	$0.33	$0.10
Diluted	$0.32	$0.10
Weighted-average common shares outstanding:
Basic	94,100	94,477
Diluted	96,287	97,320

	Nine Months Ended September 30,
	2019	2018
Net sales	$1,389,122	$1,062,156
Cost of sales	752,483	553,758
Gross profit	636,639	508,398
Operating expenses:
Selling	334,418	234,826
General and administrative	108,739	73,008
Research and development	38,158	29,561
Total operating expenses	481,315	337,395
Income from operations	155,324	171,003
Other expense, net	(27,985)	(1,797)
Income before income taxes	127,339	169,206
Income tax provision	18,892	35,801
Net income	108,447	133,405
Less: Net (loss) income attributable to non-controlling interest	(179)	166
Net income attributable to Callaway Golf Company	$108,626	$133,239

Earnings per common share:
Basic	$1.15	$1.41
Diluted	$1.13	$1.37
Weighted-average common shares outstanding:
Basic	94,284	94,605
Diluted	96,197	97,076

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$108,447	$133,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,471	14,762
Lease amortization expense	23,615	—
Amortization of debt issuance costs	2,428	—
Inventory step-up on acquisition	10,703	—
Deferred taxes, net	8,407	30,123
Non-cash share-based compensation	9,476	9,975
Loss/(gain) on disposal of long-lived assets	649	(30)
Unrealized gains on designated hedging instruments	(7,448)	(1,138)
Changes in assets and liabilities	(126,342)	(66,198)
Net cash provided by operating activities	55,406	120,899

Cash flows from investing activities:
Capital expenditures	(36,843)	(26,103)
Investments in golf related ventures	—	(282)
Acquisitions, net of cash acquired	(481,643)	—
Proceeds from sales of property and equipment	43	43
Net cash used in investing activities	(518,443)	(26,342)

Cash flows from financing activities:
Proceeds from (repayments of) credit facilities, net	70,411	(83,455)
Proceeds from issuance of long-term debt	490,534	—
Repayments of long-term debt	(31,665)	(1,632)
Repayments of financing leases	(583)	—
Debt issuance and credit facility amendment costs	(19,088)	—
Exercise of stock options	—	1,636
Dividends paid, net	(2,834)	(2,841)
Acquisition of treasury stock	(27,505)	(22,373)
Distributions to non-controlling interests	—	(821)
Net cash provided by (used in) financing activities	479,270	(109,486)
Effect of exchange rate changes on cash and cash equivalents	8,002	76
Net increase (decrease) in cash and cash equivalents	24,235	(14,853)
Cash and cash equivalents at beginning of period	63,981	85,674
Cash and cash equivalents at end of period	$88,216	$70,821

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information
(Unaudited)
(In thousands)

	Net Sales by Product Category					Net Sales by Product Category
	Three Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2018(1)	Nine Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2018(1)
	2019	2018	Dollars	Percent	Percent	2019	2018	Dollars	Percent	Percent
Net sales:
Golf Clubs	$168,005	$142,396	$25,609	18.0%	18.3%	$653,531	$632,639	$20,892	3.3%	4.8%
Golf Balls	42,497	44,661	(2,164)	-4.8%	-4.0%	172,943	165,465	7,478	4.5%	6.0%
Apparel	139,998	27,340	112,658	412.1%	425.6%	309,439	84,460	224,979	266.4%	279.8%
Gear and Other	75,717	48,257	27,460	56.9%	59.7%	253,209	179,592	73,617	41.0%	44.9%
	$426,217	$262,654	$163,563	62.3%	64.5%	$1,389,122	$1,062,156	$326,966	30.8%	33.6%
(1) Calculated by applying 2018 exchange rates to 2019 reported sales in regions outside the U.S.

	Net Sales by Region					Net Sales by Region
	Three Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2018(1)	Nine Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2018(1)
	2019	2018(2)	Dollars	Percent	Percent	2019	2018(2)	Dollars	Percent	Percent
Net Sales
United States	$161,631	$142,263	$19,368	13.6%	13.6%	$658,051	$610,797	$47,254	7.7%	7.7%
Europe	133,351	33,086	100,265	303.0%	320.8%	341,594	130,613	210,981	161.5%	177.6%
Japan	64,176	54,434	9,742	17.9%	13.3%	193,080	183,375	9,705	5.3%	4.9%
Rest of World	67,059	32,871	34,188	104.0%	111.9%	196,397	137,371	59,026	43.0%	50.2%
	$426,217	$262,654	$163,563	62.3%	64.5%	$1,389,122	$1,062,156	$326,966	30.8%	33.6%

(1) Calculated by applying 2018 exchange rates to 2019 reported sales in regions outside the U.S.
(2) Prior period amounts have been reclassified to conform to the current year presentation of regional sales.

	Operating Segment Information					Operating Segment Information
	Three Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2018(3)	Nine Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2018(3)
	2019	2018(1)	Dollars	Percent	Percent	2019	2018(1)	Dollars	Percent	Percent
Net Sales
Golf Equipment	$210,502	$187,057	$23,445	12.5%	13.0%	$826,474	$798,104	$28,370	3.6%	5.0%
Apparel, Gear and Other	215,715	75,597	140,118	185.3%	192.0%	562,648	264,052	298,596	113.1%	120.0%
	$426,217	$262,654	$163,563	62.3%	64.5%	$1,389,122	$1,062,156	$326,966	30.8%	33.6%

Income (loss) before income taxes:
Golf Equipment	$23,124	$17,003	$6,121	36.0%		$148,782	$158,460	$(9,678)	-6.1%
Apparel, Gear and Other	34,877	8,016	26,861	335.1%		68,909	51,547	17,362	33.7%
Reconciling items(2)	(24,825)	(13,944)	(10,881)	78.0%		(90,352)	(40,801)	(49,551)	-121.4%
	$33,176	$11,075	$22,101	199.6%		$127,339	$169,206	$(41,867)	-24.7%

(1) The Company changed its operating segments as of January 1, 2019. Accordingly, prior period amounts have been reclassified to conform with the current period presentation.
(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.
(3) Calculated by applying 2018 exchange rates to 2019 reported sales in regions outside the U.S.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2019				2018
	GAAP	Non-Cash Purchase Accounting Adjustments(1)	Acquisition & Other Non- Recurring Expenses(2)	Non- GAAP	GAAP	Non-Cash Purchase Accounting Adjustments(1)	Acquisition & Other Non- Recurring Expenses(2)	Non- GAAP
Operating expenses, net	$150,900	$1,208	$3,009	$146,683	$104,540	$254	$1,521	$102,765
Income (loss) from operations	40,489	(1,208)	(3,009)	44,706	10,699	(254)	(1,521)	12,474
Income tax provision (benefit)	2,128	(278)	(692)	3,098	1,335	(58)	(350)	1,743
Net income (loss) attributable to Callaway Golf Company	$31,048	$(930)	$(2,317)	$34,295	$9,517	$(196)	$(1,171)	$10,884

Diluted earnings (loss) per share:	$0.32	$(0.01)	$(0.03)	$0.36	$0.10	$—	$(0.01)	$0.11

(1) Represents the amortization of intangible assets related to the Company's Jack Wolfskin, TravisMathew and OGIO acquisitions.

(2) Represents non-recurring transition costs associated with the acquisition of Jack Wolfskin, including consulting costs, audit fees and travel expenses, in addition to other non-recurring advisory fees.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2019				2018
	GAAP	Non-Cash Purchase Accounting Adjustments(1)	Acquisition & Other Non- Recurring Expenses(2)	Non- GAAP	GAAP	Non-Cash Purchase Accounting Adjustments(1)	Acquisition & Other Non- Recurring Expenses(2)	Non- GAAP
Gross profit	$636,639	$(10,703)	$—	$647,342	$508,398	$—	$—	$508,398
Operating expenses	481,315	3,624	9,335	468,356	337,395	762	1,521	335,112
Income (loss) from operations	155,324	(14,327)	(9,335)	178,986	171,003	(762)	(1,521)	173,286
Other expense, net	(27,985)	—	(3,896)	(24,089)	(1,797)	—	—	(1,797)
Income tax provision (benefit)	18,892	(3,295)	(3,043)	25,230	35,801	(175)	(350)	36,326
Net income (loss) attributable to Callaway Golf Company	$108,626	$(11,032)	$(10,188)	$129,846	$133,239	$(587)	$(1,171)	$134,997

Diluted earnings (loss) per share:	$1.13	$(0.11)	$(0.11)	$1.35	$1.37	$(0.01)	$(0.01)	$1.39

(1) Represents the amortization of intangible assets related to the Company's OGIO and TravisMathew acquisitions as well as the amortization of intangible assets and the cost impact associated with a change in valuation of inventory (inventory step-up) related to the Company's Jack Wolfskin acquisition.

(2)  Represents non-recurring transaction costs, including banker's fees, legal fees, consulting and travel expenses, and transition costs, including consulting, audit fees and valuations services, associated with the acquisition of Jack Wolfskin, in addition to other non-recurring advisory fees.

CALLAWAY GOLF COMPANY
Non-GAAP Reconciliation and Supplemental Financial Information
(Unaudited)
(In thousands)

	2019 Adjusted EBITDA				2018 Adjusted EBITDA
	Quarter Ended				Quarter Ended
	March 31,	June 30,	September 30,		March 31,	June 30,	September 30,
	2019	2019	2019	Total	2018	2018	2018	Total
Net income	$48,647	$28,931	$31,048	$108,626	$62,855	$60,867	$9,517	$133,239
Interest expense, net	9,639	10,260	9,545	29,444	1,528	1,661	1,056	4,245
Income tax provision	9,556	7,208	2,128	18,892	17,219	17,247	1,335	35,801
Depreciation and amortization expense	7,977	9,022	8,472	25,471	4,737	5,029	4,996	14,762
Non-cash stock compensation expense	3,435	3,530	2,513	9,478	2,999	3,465	3,511	9,975
Acquisitions & other non-recurring costs, before taxes	13,986	6,939	3,009	23,934	—	—	1,521	1,521
Adjusted EBITDA	$93,240	$65,890	$56,715	$215,845	$89,338	$88,269	$21,936	$199,543

	2019 Trailing Twelve Month Adjusted EBITDA					2018 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2018	2019	2019	2019	Total	2017	2018	2018	2018	Total
Net income (loss)	$(28,499)	$48,647	$28,931	$31,048	$80,127	$(19,386)	$62,855	$60,867	$9,517	$113,853
Interest expense, net	704	9,639	10,260	9,545	30,148	2,004	1,528	1,661	1,056	6,249
Income tax provision (benefit)	(9,783)	9,556	7,208	2,128	9,109	(4,354)	17,219	17,247	1,335	31,447
Depreciation and amortization expense	5,186	7,977	9,022	8,472	30,657	4,799	4,737	5,029	4,996	19,561
Non-cash stock compensation expense	3,555	3,435	3,530	2,513	13,033	3,064	2,999	3,465	3,511	13,039
Acquisitions & other non-recurring costs, before taxes	(2,269)	13,986	6,939	3,009	21,665	1,677	—	—	1,521	3,198
Adjusted EBITDA	$(31,106)	$93,240	$65,890	$56,715	$184,739	$(12,196)	$89,338	$88,269	$21,936	$187,347

CALLAWAY GOLF COMPANY
Supplemental Financial Information Used In Non-GAAP Guidance
(Unaudited)

	Diluted Loss Per Share		Diluted Earnings/(Loss) per Share
	Fourth Quarter 2019	Full Year 2019	Fourth Quarter 2018	Full Year 2018
Amortization of purchase accounting items(1)
TravisMathew/OGIO	$—	$(0.01)	$—	$(0.01)
Jack Wolfskin	(0.01)	(0.12)	—	—
	$(0.01)	$(0.13)	$—	$(0.01)

Acquisition and Other Non-Recurring Costs(2)
Acquisition/Other	$(0.03)	$(0.10)	$(0.02)	$(0.03)
Purchase price hedge (gain)/loss	—	(0.03)	0.04	0.04
	$(0.03)	$(0.13)	$0.02	$0.01

Total	$(0.04)	$(0.26)	$0.02	$—

(1) 2018 and 2019 includes the amortization of intangible assets in connection with the Ogio and TravisMathew acquisitions completed in January and August 2017, respectively. 2019 also includes the amortization of intangible assets and inventory step-up in connection with the Jack Wolfskin acquisition completed in January 2019.

(2) Represents non-recurring transaction and transition costs associated with the acquisition Jack Wolfskin, in addition to other non-recurring advisory fees.

CALLAWAY GOLF COMPANY
2019 Guidance GAAP to Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Twelve Months Ended December 31, 2019
	GAAP	Non-Cash Purchase Accounting Adjustments(2)	Acquisition & Other Non- Recurring Expenses(3)	Non-GAAP
Gross margin	46.1%	(0.6)%	—%	46.7%

Operating expenses, net	$646	$5	$13	$628

Net income (loss) attributable to Callaway Golf Company	$76 - $82	($12)	($13)	$101 - $107

Diluted earnings (loss) per share:	$0.80 - $0.86	($0.13)	($0.13)	$1.06 - $1.12

Adjusted EBITDA(1)	$181 - $188	($11)	($16)	$208 - $215

(1) Adjusted EBITDA excludes from forecasted net income interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, non-cash purchase accounting adjustments and acquisition and other non-recurring expenses.  A forecast of each of these line items is not available without unreasonable efforts due to the variability of these items and the inability to predict them with certainty.  Accordingly, we have not provided a further reconciliation of Adjusted EBITDA to GAAP net income.

(2) Represents the amortization of intangible assets related to the Company's OGIO and TravisMathew acquisitions as well as the amortization of intangible assets and the cost impact associated with a change in valuation of inventory (inventory step-up) related to the Company's Jack Wolfskin acquisition.

(3)  Represents non-recurring transaction costs, including banker's fees, legal fees, consulting and travel, and transition costs, including consulting, audit fees and valuation services, associated with the acquisition of Jack Wolfskin, as well as other non-recurring advisory fees.

CALLAWAY GOLF COMPANY
Consolidated Net Sales by Product Category Reclassified For New Segment Presentation
(Unaudited)
(In thousands)

As of January 1, 2019, the Company changed the composition of its operating and reportable segments on the basis of golf equipment and soft goods products. For comparability purposes, the table below presents the Company's 2018 consolidated net sales by product category reclassified to conform with the new segment presentation in the comparable periods of 2019.

	Reclassified
	Three Months Ended								Year Ended
	March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		December 31, 2018
Net sales:
Golf Clubs	$257,441	63.9%	$232,802	58.7%	$142,396	54.2%	$84,654	46.9%	$717,293	57.7%
Golf Balls	54,922	13.6%	65,882	16.6%	44,661	17.0%	30,189	16.7%	195,654	15.7%
Apparel	12,149	3.0%	30,779	7.8%	27,340	10.4%	27,718	15.3%	97,986	7.9%
Gear and Other	78,679	19.5%	66,848	16.9%	48,257	18.4%	38,117	21.1%	231,901	18.7%
	$403,191	100.0%	$396,311	100.0%	$262,654	100.0%	$180,678	100.0%	$1,242,834	100.0%